Exhibit 99.1

Miller Energy Resources Secures Drilling Rig for Osprey Platform

HUNTSVILLE, TN – June 16, 2011. Miller Energy Resources, Inc. (“Miller”), (NYSE: MILL) announced today that it has entered into a contract with Voorhees Equipment and Consulting, Inc. for the custom construction and purchase of a drilling rig to be used on Miller’s Osprey offshore platform located in the Cook Inlet of Alaska. The contract sets a total purchase price of $17,927,770 for the rig. The addition of the rig will allow Miller to enhance its capabilities on the Osprey Platform, where Miller has had recent success.  Earlier this week, Miller announced that it had reworked the RU-1 well and that it is producing 350 barrels of oil per day.

“A tremendous amount of work went into identifying a manufacturer and designing a custom rig for the Osprey Platform. Once in place, we will be able to initiate our aggressive offshore drilling program, as well as having the rig available for any routine maintenance or future repairs that are necessary,” said Scott M. Boruff, Miller CEO. “We have already demonstrated the potential of the Osprey platform with the recent rework of RU-1 which continues to out produce expected rates.  We expect this rig to allow us to return the platform to full functionality, which is key as we continue to add significant production in Alaska as part of our strategy to add long term value for our shareholders.”

About Miller

Miller Energy Resources, Inc. is a high growth oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America.  Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Chattanooga Shale.  Miller is headquartered in Huntsville, Tennessee with offices in Anchorage, Alaska and Knoxville, Tennessee.  The company’s common stock is listed on the NYSE under the symbol MILL.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources¸ Inc. are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions.  Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources, Inc. and described in the forward-looking statements.  These risks, uncertainties and other factors include, but are not limited to, adverse general economic conditions, operating hazards, drilling risks, inherent uncertainties in interpreting engineering and geologic data, competition, reduced availability of drilling and other well services, fluctuations in oil and gas prices and prices for drilling and other well services, fluctuations in the US dollar and other currencies, the availability of sufficient capital to fund its anticipated growth, fluctuations in the prices of oil and gas, the competitive nature of its business environment, its dependence on a limited number of customers, its ability to comply with environmental regulations, changes in government regulations which could adversely impact its businesses well as other risks commonly associated with the exploration and development of oil and gas properties.  Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller Energy Resources, Inc.’s reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K for the fiscal year ended April 30, 2010.  Miller Energy Resources, Inc.’s actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov).  All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

Robert L. Gaylor

SVP Investor Relations

Miller Energy Resources, Inc.

3651 Baker Highway

P.O. Box 130

Huntsville, Tennessee 37756

Phone: (865) 223-6575

Fax: (865) 691-8209

bobby@millerenergyresources.com

Web Site: http://www.millerenergyresources.com